July 3, 2012

Hudson Technologies, Inc.
One Blue Hill Plaza
P.O. Box 1541
Pearl River, NY 10965

Re: Registration Statement on Form S-3

Gentlemen:

We have acted as counsel to Hudson Technologies, Inc. (the "Company") in connection with the Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about the date hereof under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offer and sale by the Company of up to 1,168,750 shares of common stock, $0.01 par value per share (the "Common Stock"), upon the exercise of outstanding warrants described therein ("Warrants"). This opinion is being furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K.

In rendering the opinion set forth below, we have examined originals or copies certified or otherwise identified to our satisfaction of such documents and corporate and public records as we deem necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of executive officers and responsible employees and agents of the Company.

This opinion is limited to the laws of the State of New York. No opinion is expressed as to the laws of any other jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock which are being offered and sold by the Company pursuant to the Registration Statement upon the exercise of the Warrants, when sold, paid for and issued upon exercise of the Warrants in the manner contemplated by the Warrants, will be validly issued, fully paid and non-assessable.

This opinion is given as of the date hereof. We assume no obligation to update or supplement any of the opinions set forth herein to reflect any changes of law or fact that may occur after the Registration Statement becomes effective.

This opinion is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus, which is part of the Registration Statement. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Securities Act or the General Rules and Regulations promulgated thereunder.

Sincerely,

/s/ Blank Rome LLP

BLANK ROME LLP